EXHIBIT 99.1

DarkPulse, Inc. Announces Up Listing Application

To OTCQB Venture Market

NEW YORK, New York –April 9, 2021 – Dark Pulse, Inc. (OTC Markets: DPLS) (“DarkPulse” and the “Company”), a technology company focused on the manufacture, sale, installation and monitoring of laser sensing systems based on its patented BOTDA dark-pulse sensor technology (the “DarkPulse Technology”) which provides a data stream of critical metrics for assessing the health and security of infrastructure, announces that the Company has initiated its plan to upgrade its position in the public markets and increase its visibility to a wider range of investors through the process of uplisting from the OTC Pink Market to the OTCQB Venture Market. The Company has submitted OTCQB application materials to OTC Markets Group, operator of OTCMarkets.com.

The OTCQB Venture Market, operated by OTC Markets Group Inc., is designed for developing and entrepreneurial companies in the U.S. and abroad. Companies must be current in their financial reporting and undergo an annual verification and management certification process, including meeting a minimum bid price and other financial conditions. With more compliance and quality standards, the OTCQB provides investors improved visibility to enhance trading decisions. The OTCQB is recognized by the Securities and Exchange Commission as an established public market providing public information for analysis and value of securities. As a verified market with efficient access for U.S. investors, OTCQB helps companies build shareholder value with a goal of achieving a fair market valuation. The quotation of the Company’s common shares on the OTCQB remains subject to the approval of the OTC Markets Group Inc. and the satisfaction of applicable listing requirements.

With significant growth expected of our technology sales strategy and an emphasis on transparency, management believes that the Company is ready to up list to the OTCQB Venture Market as part of its future plan to trade on larger markets such as NASDAQ.

“We believe that trading on the OTCQB will increase DarkPulse’s visibility to the investment community, including institutional investors, as we continue to solidify our position in the critical infrastructure/key resources market,” said Dennis O’Leary DarkPulse Chairman and CEO.

As more information becomes available, the Company will keep its shareholders up-to-date on the status of the application.

The Company continues to explore additional potential opportunities in strategic locations worldwide with the goal of accelerating the adoption of its DarkPulse Technology Products and expand its global market position.

About DarkPulse , Inc.

DarkPulse, Inc. uses advanced laser-based monitoring systems to provide rapid and accurate monitoring of temperatures, strains and stresses. The Company’s technology excels when applied to live, dynamic critical infrastructure and structural monitoring, including pipeline monitoring, perimeter and structural surveillance, aircraft structural components and mining safety. The Company's fiber-based monitoring systems can assist markets that are not currently served, and its unique technology covers extended areas and any event that is translated into the detection of a change in strain or temperature. In addition to the Company’s ongoing efforts with respect to the marketing and sales of its technology products and services to its customers, the Company also continues to explore potential strategic alliances through joint venture and licensing opportunities to further expand its global market position.

For more information, visit www.DarkPulse.com

1

About OTCQB

The OTCQB® Venture Market offers investors transparent trading in entrepreneurial and development stage U.S. and international companies that may not yet quality for OTCQX. To be eligible, companies must be current in their reporting and must undergo an annual verification and management certification process. Companies must also meet a minimum ($0.01) bid test and may not be in bankruptcy.

Company Benefits on OTCQB

•	Minimum bid price test of $0.01 removes companies that are most likely to be the subject of dilutive stock fraud schemes and promotion
•	Improved investor confidence through verified information, confirming that the Company Profile displayed on www.otcmarkets.com is current and complete
•	Annual management certification process to verify officers, directors, controlling shareholders, and shares outstanding
•	Greater information availability for investors through the OTC Disclosure & News Service
•	Transparent prices for investors through full-depth of book with Real Time Level 2 quotes

For more information, visit www.OTCIQ.com

Safe Harbor Statement

This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to be covered by the "safe harbor" created by those sections. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as "believe," "expect," "may," "will," "should," "could," "seek," "intend," "plan," "goal," "estimate," "anticipate" or other comparable terms. All statements other than statements of historical facts included in this news release regarding our strategies, prospects, financial condition, operations, costs, plans and objectives are forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: our ability to successfully market our products and services; the acceptance of our products and services by customers; our continued ability to pay operating costs and ability to meet demand for our products and services; the amount and nature of competition from other security and telecom products and services; the effects of changes in the cybersecurity and telecom markets; our ability to successfully develop new products and services; our success establishing and maintaining collaborative, strategic alliance agreements, licensing and supplier arrangements; our ability to comply with applicable regulations; and the other risks and uncertainties described in our prior filings with the Securities and Exchange Commission. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Media contact:

DarkPulse Solutions, Inc.

doleary@DarkPulse.com

1.800.436.1436

2